UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On May 27, 2009, Roger Parker, the Company’s Chief Executive Officer and Chairman of the Board, submitted to the Company, and the Company accepted, his resignation as the Company’s Chief Executive Officer, Chairman of the Board and as a director of the Company, as well as all director, officer, or employee positions that Mr. Parker holds with any of the Company’s subsidiaries. The Board has formed a committee of independent directors tasked with searching for a new chief executive officer. John Wallace will continue in his role as President and will function as the senior executive officer of the Company until a new CEO is identified by the Board.
Item 8.01 Other Events.
          On May 27, 2009, the Company issued a press release reporting Mr. Parker’s resignation, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
99.1	Delta Petroleum Corporation Press Release, dated May 27, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
          Date: May 27, 2009

Delta Petroleum Corporation

By:	/s/ Stanley F. Freedman Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Delta Petroleum Corporation Press Release, dated May 27, 2009.